Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 (No. ) with respect to Storage Equities, Inc.'s registration of common stock and in the related Joint Proxy Statement and Prospectus of Storage Equities, Inc. and Public Storage Properties VII, Inc. and to the incorporation by reference therein of our report dated February 7, 1995, except for Note 13, for which the date is March 13, 1995 with respect to the consolidated financial statements and schedules of Storage Equities, Inc. in its Annual Report on Form 10-K, as amended by a Form 10-K/A (Amendment No. 2) dated April 21, 1995 for the year ended December 31, 1994 filed with the Securities and Exchange Commission, and to the use of our report dated February 24, 1995 with respect to the financial statements and schedules of Public Storage Properties VII, Inc. included in the Registration Statement and Joint Proxy Statement and Prospectus.






                                                          ERNST & YOUNG LLP


Los Angeles, California
April 27, 1995
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